UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2026

Bitwise Avalanche ETF

(Exact name of registrant as specified in its charter)

Delaware	001-43140	39-7158711
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

250 Montgomery Street, Suite 200 San Francisco, California	94104
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (415) 707-3663

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Bitwise Avalanche ETF	BAVA	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Declaration of Trust and Trust Agreement

On November 6, 2026, Bitwise Investment Advisers, LLC, the sponsor (the “Sponsor”) of Bitwise Avalanche ETF (the “Trust”), and CSC Delaware Trust Company, the trustee (the “Trustee”) of the Trust, entered into the Second Amended and Restated Declaration of Trust and Trust Agreement, dated as of November 6, 2026 (the “Second A&R Trust Agreement”). The amendments implemented by the Second A&R Trust Agreement add provisions relating to distributions of the Trust.

The foregoing description of the Second A&R Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second A&R Trust Agreement, a copy of which is attached hereto as Exhibit 5.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

5.1	Second Amended and Restated Declaration of Trust and Trust Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2026	Bitwise Avalanche ETF Bitwise Investment Advisers, LLC, as Sponsor of Bitwise Avalanche ETF

	By:	/s/ Paul Fusaro
	Name	Paul Fusaro
	Title:	Chief Operating Officer and Secretary (Principal Executive Officer)*

*	As the Registrant is a Trust, this report is being filed on behalf of the Registrant by Bitwise Investment Advisers, LLC in its capacity as the Sponsor of the Registrant. The identified person signing this report is signing in that person’s capacity as an authorized officer of Bitwise Investment Advisers, LLC.

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